Exhibit 4.1

PERNIX THERAPEUTICS HOLDINGS, INC.

ARTICLES SUPPLEMENTARY ESTABLISHING AND FIXING THE
PREFERENCES, RIGHTS AND LIMITATIONS OF
0% SERIES C PERPETUAL CONVERTIBLE PREFERRED STOCK

Pernix Therapeutics Holdings, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

FIRST: Pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by Article IV of the articles of incorporation of the Corporation (the “Articles of Incorporation”) and Section 2-208 of the Maryland General Corporation Law (the “MGCL”), the Board of Directors (a) has reclassified and designated 1,500,000 shares of the authorized but unissued Preferred Stock of the Corporation, par value $0.01 per share (the “Preferred Stock”) as a series of Preferred Stock designated as “0% Series C Perpetual Convertible Preferred Stock”, with the following preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption and (b) has authorized the filing of these Articles Supplementary (the “Articles Supplementary”) with the SDAT containing the information determined by the Board of Directors.

SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as established by the Board of Directors for the 0% Series C Perpetual Convertible Preferred Stock which, upon any restatement of the Articles of Incorporation, shall become part of Article IV of the Articles of Incorporation (or any successor provision thereto), with any necessary or appropriate renumbering or relettering of the sections or subsections hereof, are as follows:

Section 1. Designation and Number of Shares. Pursuant to the Articles of Incorporation, a series of Preferred Stock, designated as the “0% Series C Perpetual Convertible Preferred Stock” (the “Perpetual Convertible Preferred Stock”), is hereby established. The par value of the Perpetual Convertible Preferred Stock is $0.01 per share. The number of shares of Perpetual Convertible Preferred Stock constituting such series shall be 1,500,000. Such number of shares may be decreased by resolution of the Board of Directors, subject to the terms and conditions hereof; provided that no decrease shall reduce the number of shares of the Perpetual Convertible Preferred Stock to a number less than the number of shares then outstanding. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Articles of Incorporation.

Section 2. General Matters; Ranking. Each share of the Perpetual Convertible Preferred Stock shall be identical in all respects to every other share of the Perpetual Convertible Preferred Stock. The Perpetual Convertible Preferred Stock, with respect to rights upon the liquidation, winding-up or dissolution of the Corporation, shall rank (i) senior to all Junior Stock, (ii) on a parity with all Parity Preferred Stock and (iii) junior to all Senior Stock and the Corporation’s existing and future indebtedness.

Section 3. Standard Definitions. As used herein with respect to the Perpetual Convertible Preferred Stock:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Articles Supplementary” shall have the meaning set forth in the recitals.

“Articles of Incorporation” shall have the meaning set forth in the recitals.

“Average VWAP” per share of the Common Stock over a specified period means the arithmetic average of the VWAPs per share of the Common Stock for each Trading Day in such period. Whenever any provision of these Articles Supplementary requires the Corporation or the Board of Directors (including any authorized committee thereof) to calculate the VWAP per share of Common Stock over a span of multiple days, the Board of Directors (or an authorized committee thereof) shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when the VWAPs are to be calculated.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 24.

“Board of Directors” shall have the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close.

“Bylaws” means the Amended and Restated Bylaws of the Corporation, as they may be further amended or restated from time to time.

“Capital Stock” means, for any entity, any and all shares, interests or other equivalents of or interests in (however designated) stock issued by that entity and does not include convertible or exchangeable debt securities.

“Change of Control” shall have the meaning set forth in Section 15(a)(v).

“close of business” means 5:00 p.m., New York City time.

“Closing Sale Price” per share of Common Stock means, on any date of determination, the closing sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Closing

Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Closing Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.01 per share, of the Corporation, subject to Section 15.

“Conversion Agent” means Computershare Trust Company, N.A., the Corporation’s duly appointed conversion agent for the Perpetual Convertible Preferred Stock, and any successor appointed under Section 16.

“Conversion Date” means each of (i) the last Trading Day of the Mandatory Conversion Measurement Period (in respect of any Mandatory Conversion) and (ii) any Optional Conversion Date (in respect of an Optional Conversion).

“Conversion Obligation” means the amount and kind of consideration due upon an Optional Conversion or a Mandatory Conversion as described in Section 10.

“Conversion Price” means as of any time, $100 divided by the Conversion Rate as of such time.

“Conversion Rate” means, initially, 41.8410 shares of Common Stock per share of Perpetual Convertible Preferred Stock, subject to adjustment as provided in Section 14.

“Corporation” shall have the meaning set forth in the recitals.

“Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Election Notice” shall have the meaning set forth in Section 15(e).

“Event” shall have the meaning set forth in Section 9(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agreement” means that certain Exchange Agreement among the Corporation and certain affiliates of Deerfield Partners, L.P., dated as of August 1, 2018.

“Ex-Dividend Date” means, with respect to any issuance, dividend or distribution, the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Corporation or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Holder” means each person in whose name shares of the Perpetual Convertible Preferred Stock are registered, who shall be treated by the Corporation and the Registrar as the absolute owner of those shares of Perpetual Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Initial Issue Date” shall mean August 1, 2018.

“Junior Stock” means (i) the Common Stock and (ii) each other class or series of capital stock of the Corporation established after the Initial Issue Date, the terms of which do not expressly provide that such class or series ranks either (x) senior to the Perpetual Convertible Preferred Stock as to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution or (y) on a parity with the Perpetual Convertible Preferred Stock as to priority of payment of dividends and other distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution.

“Liquidation Preference” shall have the meaning set forth in Section 5(a).

“Mandatory Conversion” shall have the meaning set forth in Section 10(b).

“Mandatory Conversion Condition” shall have the meaning set forth in Section 10(c).

“Mandatory Conversion Date” means the last Trading Day of the Mandatory Conversion Measurement Period.

“Mandatory Conversion Measurement Period” shall have the meaning set forth in Section 10(c).

“Mandatory Conversion Settlement Amount” means a number of shares of Common Stock equal to the product of (i) the number of shares of Perpetual Convertible Preferred Stock to be converted, and (ii) the Conversion Rate on the Mandatory Conversion Date.

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m. New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Notice of Conversion” shall have the meaning set forth in Section 11(b)(i).

“Observation Period” means, with respect to any Optional Redemption of any share of Perpetual Convertible Preferred Stock, the 20 consecutive Trading Day Period beginning on, and including, the 23rd Scheduled Trading Day immediately preceding the Redemption Date.

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the Chairman of the Board, any Executive Vice President or any Senior Vice President of the Corporation.

“Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

“open of business” means 9:00 a.m., New York City time.

“Optional Conversion” shall have the meaning set forth in Section 10(a).

“Optional Conversion Date” shall have the meaning set forth in Section 11(b).

“Optional Redemption” shall have the meaning set forth in Section 7(a).

“Parity Preferred Stock” means any class or series of capital stock of the Corporation, the terms of which expressly provide that such class or series shall rank on a parity with the Perpetual Convertible Preferred Stock as to the priority of payment of dividends and other distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution.

“Perpetual Convertible Preferred Stock” shall have the meaning set forth in Section 1.

“Person” means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Preferred Stock” shall have the meaning set forth in the recitals.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors (or an authorized committee thereof), by statute, by the Articles of Incorporation (including these Articles Supplementary), by the Bylaws or otherwise).

“Redemption Date” shall have the meaning set forth in Section 7(b).

“Redemption Notice” shall have the meaning set forth in Section 7(b).

“Redemption Price” means, for each share of Perpetual Convertible Preferred Stock to be redeemed pursuant to Section 7(a), 100% of the Liquidation Preference of such share, plus any accrued and unpaid dividends.

“Redemption Settlement Date” means, with respect to any Optional Redemption, the relevant Redemption Date.

“Reference Property” shall have the meaning set forth in Section 15(a).

“Registrar” shall initially mean Computershare Trust Company, N.A., the Corporation’s duly appointed registrar for the Perpetual Convertible Preferred Stock and any successor appointed under Section 16.

“Reorganization Event” shall have the meaning set forth in Section 15(a).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Stock” means each class or series of capital stock of the Corporation established after the Initial Issue Date, the terms of which expressly provide that such class or series shall rank senior to the Perpetual Convertible Preferred Stock as to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution.

“Specified Dollar Amount” means the cash amount per share of Perpetual Convertible Preferred Stock to be received in respect of the Redemption Price upon an Optional Redemption for which Redemption Combination Settlement applies as specified (or deemed to be specified) in the Redemption Notice for such Optional Redemption.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs (and at least one share of the Common Stock has traded) on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Transfer Agent” shall initially mean Computershare Trust Company, N.A., the Corporation’s duly appointed transfer agent for the Perpetual Convertible Preferred Stock and any successor appointed under Section 16.

“unit of Reference Property” shall have the meaning set forth in Section 15(a).

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “PTX <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose. The “VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

Section 4. Dividends. (a) The Corporation shall not authorize, declare or pay regular or special dividends or other distributions (whether in the form of cash, shares, indebtedness or any other property or asset, but excluding any purchase, redemption or other acquisition of shares) on the shares of the Common Stock, unless simultaneously with the authorization, declaration or payment, it authorizes, declares or pays, as applicable, dividends or other distributions on the Perpetual Convertible Preferred Stock as set forth in this Section 4. The amount of such dividends or other distributions payable per share of Perpetual Convertible Preferred Stock shall equal the product of the Conversion Rate on the date the Corporation announces the dividend or other distribution payable on the Common Stock times the amount of such dividend or other distribution per share of Common Stock. To the extent provided under Maryland law, any dividend on the Perpetual Convertible Preferred Stock of the Corporation authorized and declared under this Section 4 shall be a liability of the Corporation enforceable by the holder of the Perpetual Convertible Preferred Stock.

(b) The Corporation shall not commence, support or approve any tender offer, share purchase or similar transaction available to all or substantially all holders of the Common Stock, unless such tender offer, share purchase or similar transaction is also simultaneously made on the same terms to the Holders of Perpetual Convertible Preferred Stock, allowing such Holders to participate and receive, in exchange for such Holders’ shares of Perpetual Convertible Preferred Stock, the consideration such Holders would have received had they tendered a number of shares of Common Stock equal to the Conversion Rate times the number of shares of Perpetual Convertible Preferred Stock so exchanged.

Section 5. Liquidation, Dissolution or Winding Up.

(a)            Upon any liquidation (voluntary or otherwise), dissolution or winding up (including by way of merger, consolidation, reorganization or sale of all or substantially all of the assets) of the Corporation, no distribution shall be made to the holders of Junior Stock unless, prior thereto, the Holders shall have received an amount of cash equal to $100 per share of Perpetual Convertible Preferred Stock (the “Liquidation Preference”), plus any declared and unpaid dividends.

(b)            If, upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the amounts payable with respect to (1) the Liquidation Preference and any accrued and unpaid dividends on the Perpetual Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accrued and unpaid dividends (if any) to, but excluding, the date fixed for liquidation, dissolution or winding up, on, all Parity Preferred Stock are not paid in full, the Holders and all holders of any Parity Preferred Stock shall share equally and ratably in any distribution of the Corporation’s assets in proportion to the respective liquidation preferences and amounts equal to the accrued and unpaid dividends to which they are entitled.

(c)            After the payment to any Holder of the full amount of the Liquidation Preference and any accrued and unpaid dividends for each of such Holder’s shares of Perpetual Convertible Preferred Stock, such Holder as such shall have no right or claim to any of the remaining assets of the Corporation in respect of such Holder’s shares of Perpetual Convertible Preferred Stock.

(d)            In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of Holders of the Perpetual Convertible Preferred Stock.

Section 6. No Maturity. The Perpetual Convertible Preferred Stock has no maturity date.

Section 7. Optional Redemption. (a) Notwithstanding anything herein to the contrary, the Corporation may redeem the Perpetual Convertible Preferred Stock (each, an “Optional Redemption”) on or after the Initial Issue Date, in whole or in part, at the Redemption Price, payable as described in Section 7(d). No distribution by redemption or other acquisition of shares of Perpetual Convertible Preferred Stock may be made unless permitted under the provisions of the MGCL pertaining to distributions. Any such Optional Redemption in part shall be for an integral number of shares of Perpetual Convertible Preferred Stock.

(b)            (i) In case the Corporation exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Perpetual Convertible Preferred Stock pursuant to Section 7(a), it shall fix a date for redemption, which must be a Business Day (each, a “Redemption Date”) and it shall deliver by electronic mail an irrevocable notice of such Optional Redemption (a “Redemption Notice”) not less than 45 nor more than 60 calendar days prior to the Redemption Date to each Holder; provided the Corporation may not exercise its redemption right from any period following the entry into any transaction or agreement that would result in a Reorganization Event until the later of (A) the conclusion of the Reorganization Event and (B) the date on which Holders of Perpetual Convertible Preferred Stock electing to receive the Reorganization Event consideration have been paid the Reorganization Event consideration.

(ii)            The Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holders receive such notice.

(iii)            Each Redemption Notice shall specify:

(A)             the Redemption Date;

(B)             the Redemption Price;

(C)             that on the Redemption Settlement Date, the Redemption Price will become due and payable upon each share of Perpetual Convertible Preferred Stock;

(D)             (1) that Holders may surrender their Perpetual Convertible Preferred Stock for conversion at any time on or after the Initial Issue Date prior to the close of business on the Scheduled Trading Day immediately preceding the Redemption Date; (2) the procedures a converting Holder must follow to convert its Perpetual Convertible Preferred Stock; and (3) the Conversion Rate; and

(E)             in case the Perpetual Convertible Preferred Stock is to be redeemed in part only, the number of shares of Perpetual Convertible Preferred Stock to be redeemed.

A Redemption Notice shall be irrevocable.

(iv)            If fewer than all of the outstanding shares of Perpetual Convertible Preferred Stock are to be redeemed pursuant to Section 7(a), the Transfer Agent shall select the shares of Perpetual Convertible Preferred Stock to be redeemed (which such number shall be an integer) by lot, on a pro rata basis or by another method the Transfer Agent considers to be fair and appropriate (or as required by the procedures of the Transfer Agent, if applicable). If any Perpetual Convertible Preferred Stock selected for partial redemption is submitted for conversion in part after such selection, the shares of Perpetual Convertible Preferred Stock submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

(v)            On and after the Redemption Settlement Date, upon surrender of a share certificate representing any Perpetual Convertible Preferred Stock redeemed in part, the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing a number of shares of Perpetual Convertible Preferred Stock equal to the unredeemed portion thereof, or, if the Perpetual Convertible Preferred Stock is held in book-entry form, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of Perpetual Convertible Preferred Stock represented by the global certificate by making a notation on Schedule I attached to the global certificate.

(c)            If any Redemption Notice has been given in respect of any Perpetual Convertible Preferred Stock in accordance with Section 7(b), the Perpetual Convertible Preferred Stock to be redeemed shall become due and payable on the Redemption Settlement Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. Upon the payment of the Redemption Price, (i) the Perpetual Convertible Preferred Stock to be redeemed will cease to be outstanding and (ii) all other rights of the Holders in respect of the Perpetual Convertible Preferred Stock to be redeemed will terminate (other than the right to receive the Redemption Price).

(d)            Upon any Optional Redemption of any share of Perpetual Convertible Preferred Stock, the Corporation shall pay to the Holder of such share, in respect of each share being redeemed, an amount, in cash out of funds legally available for such distribution, equal to the Redemption Price per share of Perpetual Convertible Preferred Stock.

(e)            The Corporation shall pay the consideration due in respect of any Optional Redemption on the relevant Redemption Settlement Date.

(f)            No sinking fund is provided for the Perpetual Convertible Preferred Stock.

Section 8. Voting Rights. Holders shall not have any voting rights except as set forth in Section 9 or as otherwise from time to time specifically required by Maryland law.

Section 9. Changes Affecting Perpetual Convertible Preferred Stock.

(a)            So long as any shares of Perpetual Convertible Preferred Stock are outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the Holders of at least a majority of the total number of shares of Perpetual Convertible Preferred Stock then outstanding, voting as a separate class:

(i)            amend, alter or repeal (A) these Articles Supplementary or (B) any other provision of the Articles of Incorporation, in the case of Clause (B) in any manner that would adversely affect in any respect the preferences, conversion or other rights (including repurchase rights), voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the Perpetual Convertible Preferred Stock, in each case, including whether by recapitalization, reorganization, reclassification, merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”); provided however, with respect to the occurrence of any of the foregoing Events, so long as the Perpetual Convertible Preferred Stock remains outstanding with the terms thereof unchanged or the Holders receive stock of the successor with substantially identical powers, preferences, privileges and rights as the Perpetual Convertible Preferred Stock, taking into account that, upon the occurrence of such Event, the Corporation may not be the surviving entity, the occurrence of such Event shall not be deemed to adversely affect such powers, preferences, privileges or rights of the Perpetual Convertible Preferred Stock, and in such case such Holders shall not have any voting rights with respect to the occurrence of any such Event, and, provided further, that the creation or issuance, or any increase in the amounts authorized, of any class or series of Junior Stock or Parity Preferred Stock that the Corporation may issue shall not be deemed to adversely affect the powers, preferences, privileges or rights of the Perpetual Convertible Preferred Stock;

(ii)            designate or issue any Senior Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such stock; or

(iii)            enter into, amend or alter any provision of any agreement or other instrument binding upon the Corporation or any of its subsidiaries in a manner that could reasonably be expected to be material and adverse to the powers, preferences, privileges or rights of the Perpetual Convertible Preferred Stock under these Articles Supplementary.

(b)            On each matter on which Holders are entitled to vote, each share of Perpetual Convertible Preferred Stock will be entitled to one vote.

(c)            To the extent permitted by Maryland law, the Holders shall have exclusive voting rights on any Articles of Incorporation amendment that would alter the contract rights, as expressly set forth in the Articles of Incorporation, of only the Perpetual Convertible Preferred Stock.

(d)            The Corporation shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all the provisions of these Articles Supplementary of Perpetual Convertible Preferred Stock and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders against impairment.

(e)            Without the consent or action of the Holders, so long as such action is made pursuant to an amendment to the Corporation’s Articles of Incorporation duly adopted in accordance with Maryland law, and does not adversely affect in any respect any of the preferences, conversion or other rights (including repurchase rights), voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the Perpetual Convertible Preferred Stock, a majority of the entire Board of Directors may change the name or other designation or the par value of such stock of the Corporation.

Section 10. Conversion of Perpetual Convertible Preferred Stock.

(a)            Conversion Privilege. Holders shall have the right to convert their shares of Perpetual Convertible Preferred Stock, in whole or in part (but in no event less than one share of Perpetual Convertible Preferred Stock), at any time on or after the Initial Issue Date (“Optional Conversion”), as described in this Section 10 and subject to satisfaction of the conversion procedures set forth in Section 11, in each case, for the amount and kind of consideration as described in this Section 10.

(b)            Mandatory Conversion at Option of Corporation. So long as the Mandatory Conversion Condition (as defined in Section 10(c) hereto) has been satisfied, the Corporation shall have the right, at the option of the Corporation, to automatically convert all shares of Perpetual Convertible Preferred Stock (unless previously converted at the option of the Holder in accordance with Section 10(a) or redeemed by the Corporation pursuant to Section 7), at any time on or after the Initial Issue Date, for the amount and kind of consideration as described in Section 10(d) (“Mandatory Conversion”). The Mandatory Conversion shall be effective on the Mandatory Conversion Date.

(c)            Conditions to Mandatory Conversion. The Mandatory Conversion Condition shall be satisfied if the Closing Sale Price for the Common Stock exceeds 150% of the Conversion Price for each Trading Day during any ten consecutive Trading Day period following the Initial Issue Date (such period, the “Mandatory Conversion Measurement Period” and such condition, the “Mandatory Conversion Condition”).

(d)            Settlement Upon Conversion. Subject to this Section 10(d), upon conversion of any share of Perpetual Convertible Preferred Stock, the Corporation shall deliver to the converting Holder, shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 13, as set forth in this Section 10(d), in satisfaction of its Conversion Obligation.

(i)            The Corporation shall satisfy its Conversion Obligation in connection with Optional Conversions made pursuant to Section 10(a) by delivering to the converting Holder of Perpetual Convertible Preferred Stock being converted a number of shares of Common Stock equal to the product of (1) the number of shares of Perpetual Convertible Preferred Stock to be converted, and (2) the Conversion Rate on the Optional Conversion Date.

(ii)            The Corporation shall satisfy its Conversion Obligation in connection with Mandatory Conversions made pursuant to Section 10(b) by delivering to the converting Holder of Perpetual Convertible Preferred Stock being converted a number of shares of Common Stock equal to the Mandatory Conversion Settlement Amount for such converting Holder.

Section 11. Conversion Procedures.

(a)            If the Corporation exercises its Mandatory Conversion right pursuant to Section 10(b), any outstanding shares of Perpetual Convertible Preferred Stock so converted shall automatically convert in accordance with Section 10(b) on the Mandatory Conversion Date. The Person or Persons entitled to receive any shares of Common Stock issuable on the Mandatory Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Common Stock immediately following delivery by the Corporation of the Notice of Conversion (as defined below).

(b)            To effect an Optional Conversion pursuant to Section 10(a), any Holder who holds shares of Perpetual Convertible Preferred Stock must:

(i)            complete and sign a conversion notice in the form attached to the stock certificate hereto in Exhibit A (the “Notice of Conversion”); and

(ii)            deliver via electronic mail to asmith@pernixtx.com and kpina@pernixtx.com during regular business hours, the completed and executed Notice of Conversion to the Corporation.

The Optional Conversion shall be effective on the date on which a Holder has delivered the Notice of Conversion to the Corporation (such date, the “Optional Conversion Date”); provided that if a Holder so indicates in a Notice of Conversion delivered in connection with the consummation of a Reorganization Event or any tender offer, share purchase or similar transaction available to all or substantially all with respect to the Common Stock, then such Notice of Conversion shall not become effective until the date on which such Reorganization Event, tender offer, share purchase or similar transaction closes or becomes effective. Any Holder shall be treated for all purposes as the record holder(s) of such shares of Common Stock upon the delivery of the Notice of Conversion and upon such delivery shall be deemed not to hold the shares of Perpetual Convertible Stock being converted. The Holders shall not be required to physically surrender certificates upon the delivery of the Notice of Conversion for such conversion to be effective.

Except as set forth in Section 15(a), the Corporation shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation for any Optional Conversion on the second Business Day immediately following the last Trading Day of the relevant Observation Period (or such earlier date as comprises the standard settlement period on the Corporation’s primary trading market with respect to the Common Stock). A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of any Common Stock if such Holder exercises its conversion rights, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of any Common Stock in a name other than the name of such Holder. A certificate representing the shares of Common Stock, if any, issuable upon conversion shall be issued and delivered to the converting Holder.

Execution and delivery of a Notice of Conversion with respect to a partial conversion shall have the same effect as cancellation of the original certificate(s) representing such Perpetual Convertible Preferred Stock and issuance of a certificate representing such remaining Perpetual Convertible Preferred Stock. In accordance with the preceding sentence, upon the written request of the Holder and the surrender of certificate(s) representing Perpetual Convertible Preferred Stock, the Corporation shall, within three Trading Days of such request, deliver to the Holder certificate(s) (as specified by the Holder in such request) representing such remaining Perpetual Convertible Preferred Stock.

(c)            In the event that a Holder shall not by written notice designate the name in which any shares of Common Stock to be issued upon conversion of such Perpetual Convertible Preferred Stock should be registered or, if applicable, the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and, if applicable, to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.

(d)            Shares of Perpetual Convertible Preferred Stock shall cease to be outstanding on the applicable Optional Conversion Date or Mandatory Conversion Date, subject to the right of Holders of such shares to receive the cash payable and/or the shares of Common Stock issuable upon conversion of such shares of Perpetual Convertible Preferred Stock to which they are entitled pursuant to Section 10.

(e)            Not later than two Business Days after the applicable Conversion Date, the Corporation shall electronically transfer the shares of Common Stock by crediting the account of the applicable Holder’s broker through its Deposit Withdrawal Agent Commission system.

(f)            Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Perpetual Convertible Preferred Stock as required pursuant to the terms hereof; provided, however, that the Holder shall not be entitled to both (i) require the reissuance of the shares of Perpetual Convertible Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under this Agreement.

Section 12. Reservation of Common Stock. (a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock of the Corporation, solely for issuance upon the conversion, or redemption of shares of Perpetual Convertible Preferred Stock as herein provided, free from any preemptive or other similar rights, a number of shares of Common Stock equal to the applicable Conversion Rate multiplied by the number of shares of Perpetual Convertible Preferred Stock.

(a)            All shares of Common Stock delivered upon any conversion or redemption of the Perpetual Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(b)            Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Perpetual Convertible Preferred Stock, the Corporation shall use reasonable best efforts to comply with all U.S. federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority; provided that this Section 12(c) shall not obligate the Corporation to register the offer and sale of such securities under the Securities Act or any other applicable securities laws. Assuming the Holder to which the shares of Common Stock is to be issued is not as of the date of issuance, and for a period of three months prior to the date of issuance has not been, an Affiliate of the Corporation (which the Corporation shall assume (and the applicable Holder shall be deemed to represent) unless such Holder has otherwise advised the Corporation in writing), the shares of Common Stock will be freely tradeable by such Holder without restriction or limitation (including volume limitation), pursuant to Rule 144 under the Securities Act, and will not contain or be subject to any legend or stop transfer instructions restricting the sale or transferability thereof.

Section 13. Fractional Shares. (a) No fractional shares of Common Stock shall be issued as a result of any conversion or redemption of shares of Perpetual Convertible Preferred Stock.

(b)            In lieu of any fractional share of Common Stock otherwise issuable in respect of the aggregate number of shares of Perpetual Convertible Preferred Stock that are redeemed pursuant to Section 7 or converted pursuant to Section 10, as the case may be, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the product of (i) that same fraction and (ii) the VWAP per share of the Common Stock on the last Trading Day of the relevant Observation Period (in the case of a redemption of the Perpetual Convertible Preferred Stock) or on the Conversion Date (in the case of a conversion of the Perpetual Convertible Preferred Stock).

(c)            If more than one share of the Perpetual Convertible Preferred Stock is surrendered for conversion or redemption at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion or redemption thereof, as the case may be, shall be computed on the basis of the aggregate number of shares of the Perpetual Convertible Preferred Stock so surrendered.

Section 14. Adjustments to the Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Corporation if any of the following events occurs, except that the Corporation shall not make any adjustments to the Conversion Rate if Holders of the Perpetual Convertible Preferred Stock participate, at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Perpetual Convertible Preferred Stock, in any of the transactions described in this Section 14, without having to convert their Perpetual Convertible Preferred Stock, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the number of shares of Perpetual Convertible Preferred Stock held by such Holder.

(a)            If the Corporation effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR'	=	the Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such effective date, as applicable; and

OS'	=	the number of shares of Common Stock outstanding immediately after giving effect to such share split or share combination.

Any adjustment made under this Section 14(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors (or an authorized committee thereof) determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)            Except as stated herein, the Corporation shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(c)            Notwithstanding anything to the contrary in this Section 14, the Conversion Rate shall not be adjusted:

(i)            upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)            upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of the Corporation’s Subsidiaries;

(iii)            upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the Initial Issue Date;

(iv)            upon the repurchase of any shares of Common Stock pursuant to an open-market repurchase program or other buy-back transaction;

(v)            solely for a change in the par value of the Common Stock;

(vi)            upon any dividend or distribution on the Common Stock that is a regular, quarterly dividend, whether payable in cash, shares of Common Stock or a combination of cash and shares of Common Stock (including at the election of a holder of the Common Stock); or

(vii)            for unpaid dividends, whether accumulated or declared, if any.

(d)            All calculations and other determinations under this Section 14 shall be made by the Board of Directors (or an authorized committee thereof) and shall be made to the nearest one-

ten thousandth (1/10,000th) of a share of Common Stock. The Corporation shall not adjust the Conversion Rate pursuant to this Section 14 unless the adjustment would result in a change of at least 1% in the then-effective Conversion Rate. However, the Corporation shall carry forward any adjustment that it would otherwise have had to make and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made with respect to the Perpetual Convertible Preferred Stock (i) in connection with any subsequent adjustment to the Conversion Rate of at least 1%, (ii) on each Conversion Date related to the conversion of Perpetual Convertible Preferred Stock and (iii) on each Trading Day of any Observation Period related to the redemption of Perpetual Convertible Preferred Stock.

(e)            Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall promptly prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate, the method of calculation thereof in reasonable detail and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder in the manner set forth in Section 18. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(f)            For purposes of this Section 14, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Corporation so long as the Corporation does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(g)            Whenever any provision of these Articles Supplementary requires the Corporation to calculate the Average VWAPs over a span of multiple days (including an Observation Period), the Board of Directors (or an authorized committee thereof) shall in good faith make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when the Average VWAPs are to be calculated.

(h)            If the Corporation has a stockholder rights plan in effect upon conversion of the Perpetual Convertible Preferred Stock, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time.

(i)            Notwithstanding anything to the contrary herein, the Corporation may delay the settlement of any conversion of the Perpetual Convertible Preferred Stock to the extent necessary to calculate the amount of consideration due upon conversion in connection with any adjustment of the Conversion Rate pursuant to this Section 14 (including, for the avoidance of doubt, to calculate any readjustment of the Conversion Rate pursuant to this Section 14), and, in respect of any such delay, the Corporation shall be deemed not to have breached its obligation to deliver the consideration due upon conversion by the date specified in Section 11(b).

Section 15. Reorganization Events.

(a)            In the case of:

(i)            any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii)            any consolidation, merger, combination or similar transaction involving the Corporation,

(iii)            any sale, lease or other transfer to a third party of the consolidated assets of the Corporation and the Corporation’s Subsidiaries substantially as an entirety,

(iv)            any statutory share exchange,

(v)            a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Corporation, its wholly owned Subsidiaries and the employee benefit plans of the Corporation and its wholly owned Subsidiaries, becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock (a “Change of Control”), or

(vi)            any transaction having the same effect as any transaction set forth in clauses (i)-(v).

in each case whether directly or indirectly in one or more related transactions, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Reorganization Event”), then, at and after the effective time of such Reorganization Event, the right to convert each share of Perpetual Convertible Preferred Stock at the Conversion Rate shall be changed into a right to convert such share into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Reorganization Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Reorganization Event, without regard to the Beneficial Ownership Limitation; provided, however, that at and after the effective time of the Reorganization Event (A) the number of shares of Common Stock otherwise deliverable upon conversion of the Perpetual Convertible Preferred Stock in accordance with Section 11 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Reorganization Event and (B) the VWAP shall be calculated based on the value of a unit of Reference Property. In the case of a Change of Control, the parties (other than the Corporation, its wholly owned Subsidiaries, and any employee benefit plan of the Corporation and its wholly owned subsidiaries), as a condition of effecting the Change of Control shall make all necessary provisions such that, following the Change of Control and for so long thereafter as the Perpetual Convertible Preferred Stock remains outstanding, the holders of the Perpetual Convertible

Preferred Stock shall have the right to obtain the applicable amount of Refereince Property upon exercise of the conversion right.

If Holders of Common Stock are given any choice as to the securities, cash or property to be received in a Reorganization Event, then the Holders shall be given the same choice as to the Reference Property it receives upon any conversion of the Perpetual Convertible Preferred Stock following such Reorganization Event.

(b)            The above provisions of this Section 15 shall similarly apply to successive Reorganization Events and the provisions of this Section 15 shall apply to any Reference Property.

(c)            The Corporation (or any successor thereto) shall, as soon as reasonably practicable (but in any event within 3 calendar days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence and of the kind and amount of the stock, other securities, other property or assets that constitute the Reference Property. Failure to deliver such notice shall not affect the operation of this Section 15.

(d)            The Corporation shall not enter into or consummate any transaction or become a party to any agreement, in each case, with respect to any transaction that would constitute a Reorganization Event, unless its terms require that any successor or surviving entity comply with the provisions of Section 15(a) and insuring that the Perpetual Convertible Preferred Stock (or any such replacement security) will receive the Reference Property upon conversion (without giving effect to the Beneficial Ownership Limitation) and as applicable, be similarly adjusted upon any subsequent transaction analogous to a Reorganization Event.

(e)            Following the announcement of the entry into a transaction that will result in a Reorganization Event, a Holder of the Perpetual Convertible Preferred Stock may (i) effect an Optional Conversion or (ii) elect prior to the consummation of the Reorganization Event to receive, at the same time as the Holders of the Common Stock, the amount of Reference Property with respect to each share of Perpetual Convertible Preferred Stock subject to such election that such Holders would have received had they held a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Reorganization Event (in the case of clause (ii), without giving effect to the Beneficial Ownership Limitation). To make the election described in clause (ii) above, any Holder who holds shares of Perpetual Convertible Preferred Stock must complete and sign an election notice in the form attached to the stock certificate hereto in Exhibit A (the “Election Notice”) and deliver via electronic mail to asmith@pernixtx.com and kpina@pernixtx.com during regular business hours, the completed and executed Election Notice to the Corporation.

Section 16. Transfer Agent, Registrar and Conversion Agent. The duly appointed Transfer Agent, Registrar and Conversion Agent for the Perpetual Convertible Preferred Stock shall be Computershare Trust Company, N.A.. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar or Conversion Agent in accordance with the agreement between the Corporation and the Transfer Agent, Registrar or Conversion Agent, as the case may be; provided that if the Corporation removes Computershare Trust Company, N.A., the Corporation shall appoint a successor transfer agent, registrar or conversion agent, as the case may be, who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 17. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Holder of any shares of Perpetual Convertible Preferred Stock as the true and lawful owner thereof for all purposes.

Section 18. Notices. All notices or communications in respect of the Perpetual Convertible Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, electronic mail or if given in such other manner as may be permitted in these Articles Supplementary, in the Articles of Incorporation or the Bylaws and by applicable law.

Section 19. No Preemptive Rights. The Holders shall have no preemptive or preferential rights to purchase or subscribe to any stock, obligations, warrants or other securities of the Corporation of any class.

Section 20. Other Rights. The shares of the Perpetual Convertible Preferred Stock shall not have any preferences, conversion or other rights (including, but not limited to, any relative, participating, optional or other special rights), voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

Section 21. Stock Certificates.

(a)            Shares of Perpetual Convertible Preferred Stock shall be represented by stock certificates substantially in the form set forth as Exhibit A hereto.

(b)            Stock certificates representing shares of the Perpetual Convertible Preferred Stock shall be signed by an authorized Officer of the Corporation and attested by the Secretary, any assistant secretary, the Treasurer or any assistant treasurer, in accordance with the Bylaws and applicable Maryland law, by manual or facsimile signature.

(c)            If any Officer of the Corporation who has signed a stock certificate no longer holds that office at the time the Transfer Agent and Registrar countersigns the stock certificate, the stock certificate shall be valid nonetheless.

Section 22. Replacement Certificates. If physical certificates are issued, and any of the Perpetual Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Perpetual Convertible Preferred Stock certificate, or in lieu of and substitution for the Perpetual Convertible Preferred Stock certificate lost, stolen or destroyed, a new Perpetual Convertible Preferred Stock certificate of like tenor and representing an equivalent Liquidation Preference of shares of Perpetual Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Perpetual Convertible

Preferred Stock certificate and indemnity, if requested, reasonably satisfactory to the Corporation and the Transfer Agent.

Section 23. Transfer Restrictions. Holders shall not be permitted to transfer any shares of the Perpetual Convertible Preferred Stock to any Person unless the Person to whom such shares are transferred is an Affiliate of the transferring Holder. As used in this Section 23, the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Perpetual Convertible Preferred Stock.

Each stock certificate evidencing the Perpetual Convertible Preferred Stock (and every security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon conversion or redemption thereof) shall bear a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER OF SHARES AS SET FORTH IN ARTICLE FOUR OF THE CHARTER OF PERNIX THERAPEUTICS HOLDINGS, INC. (THE “CORPORATION”), AS SUPPLEMENTED BY SECTION 23 OF THE ARTICLES SUPPLEMENTARY THAT HAVE BEEN FILED IN RESPECT TO THE CLASS OF PREFERRED STOCK OF WHICH SUCH SHARES ARE A PART, AND THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER IS MADE TO AN AFFILIATE OF THE HOLDER IN COMPLIANCE WITH THE PROVISIONS OF THE CHARTER OF THE CORPORATION.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS THE TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Section 24. Provisions Relating To Ownership Limit. Notwithstanding anything herein to the contrary, the Corporation shall not effect any conversion, including any Mandatory Conversion, of the Perpetual Convertible Preferred Stock, and a Holder shall not have the right to convert any portion of the Perpetual Convertible Preferred Stock, to the extent that, after giving effect to an attempted conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any other person or entity whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission, including any “group” of which the Holder is a member) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Perpetual Convertible Preferred Stock subject to the Notice of Conversion with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Perpetual Convertible Preferred Stock beneficially owned by such Holder or any of its Affiliates, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including any warrants) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 24, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In addition, a determination as to any “group” status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 24, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation’s most recent periodic or annual filing with the Commission, as the case may be, (B) a more recent public announcement by the Corporation that is filed with the Commission or (C) a more recent notice by the Corporation or the Corporation’s transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding. Upon the written request of a Holder ( which may be via electronic mail), the Corporation shall within two Trading Days thereof, confirm in writing via electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Corporation, including Perpetual Convertible Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was last publicly reported. The “Beneficial Ownership Limitation” shall be 4.985% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Perpetual Convertible Preferred Stock held by the applicable Holder.

Section 25. Miscellaneous. (a) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Perpetual Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Perpetual Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock or other securities in a name other than that in which the shares of Perpetual Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, and shall not be required to make any such issuance or delivery unless and until the Person otherwise entitled to such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(b)            The Liquidation Preference shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Perpetual Convertible Preferred Stock. Such adjustments shall be determined in good faith by the Corporation and submitted by the Corporation to the Transfer Agent.

(c)            All shares of Perpetual Convertible Preferred Stock redeemed or otherwise acquired in any manner by the Corporation shall be retired and shall be restored to the status of authorized but unissued Preferred Stock, without designation as to series or class.

THIRD: The 0% Series C Perpetual Convertible Preferred Stock has been re-classified and designated by the Board of Directors under the authority contained in the Articles of Incorporation.

FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FIFTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, these Articles Supplementary are executed on behalf of the Corporation by its Officer and attested to on this 1st day of August, 2018.

ATTEST:		PERNIX THERAPEUTICS HOLDINGS, INC.

By:
Name:		Name:
Title:		Title:

Exhibit A

[FORM OF FACE OF PERPETUAL CONVERTIBLE PREFERRED STOCK CERTIFICATE]

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER OF SHARES AS SET FORTH IN ARTICLE FOUR OF THE CHARTER OF PERNIX THERAPEUTICS HOLDINGS, INC. (THE “CORPORATION”), AS SUPPLEMENTED BY SECTION 23 OF THE ARTICLES SUPPLEMENTARY THAT HAVE BEEN FILED IN RESPECT TO THE CLASS OF PREFERRED STOCK OF WHICH SUCH SHARES ARE A PART, AND THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER IS MADE TO AN AFFILIATE OF THE HOLDER IN COMPLIANCE WITH THE PROVISIONS OF THE CHARTER OF THE CORPORATION.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS THE TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number [__]	Number of Shares of Perpetual Convertible Preferred Stock [_____]

CUSIP [__]
ISIN [__]

PERNIX THERAPEUTICS HOLDINGS, INC.

0% Series C Perpetual Convertible Preferred Stock
(par value $0.01 per share)
(Liquidation Preference as specified below)

PERNIX THERAPEUTICS HOLDINGS, INC., a Maryland corporation (the “Corporation”), hereby certifies that [_______] (the “Holder”), is the registered owner of [_______] fully paid and non-assessable shares of the Corporation’s designated 0% Series C Perpetual Convertible Preferred Stock, with a par value of $0.01 per share and a Liquidation Preference of $100.00 per share (the “Perpetual Convertible Preferred Stock”). The shares of Perpetual Convertible Preferred Stock are transferable in accordance with the terms of the Articles Supplementary (as defined below) on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Perpetual Convertible Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Articles Supplementary establishing the 0% Series C Perpetual Convertible Preferred Stock of Pernix Therapeutics Holdings, Inc. dated August 1, 2018 as the same may be amended from time to time (the “Articles Supplementary”). Capitalized terms used herein but not defined shall have the meaning given them in the Articles Supplementary. The Corporation will provide a copy of the Articles Supplementary to the Holder without charge upon written request to the Corporation at its principal place of business. In the case of any conflict between this Certificate and the Articles Supplementary, the provisions of the Articles Supplementary shall control and govern.

Reference is hereby made to the provisions of the Perpetual Convertible Preferred Stock set forth on the reverse hereof and in the Articles Supplementary, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Articles Supplementary and is entitled to the benefits thereunder.

Unless the Transfer Agent and Registrar have properly countersigned, these shares of Perpetual Convertible Preferred Stock shall not be entitled to any benefit under the Articles Supplementary or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by an Officer of the Corporation and attested this [__] of [______] [____].

ATTEST:		PERNIX THERAPEUTICS HOLDINGS, INC.

By:
Name:		Name:
Title:		Title:

COUNTERSIGNATURE

These are shares of Perpetual Convertible Preferred Stock referred to in the within-mentioned Articles Supplementary.

Dated: [_______], [____]

Computershare Trust Company, N.A., as Registrar and Transfer Agent

By:
Name:
Title:

[FORM OF REVERSE OF CERTIFICATE FOR PERPETUAL CONVERTIBLE PREFERRED STOCK]

The shares of Perpetual Convertible Preferred Stock shall be convertible and are subject to redemption at the option of the Corporation in the manner and accordance with the terms set forth in the Articles Supplementary.

The Corporation shall furnish without charge to each Holder who so requests a summary of the authority of the Board of Directors to determine variations for future series within a class of stock and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

NOTICE OF CONVERSION

(To be Executed by the Holder
in order to Convert the Perpetual Convertible Preferred Stock)

The undersigned hereby irrevocably elects (unless otherwise indicated below) to convert (the “Conversion”) [_______] shares of 0% Series C Perpetual Convertible Preferred Stock (the “Perpetual Convertible Preferred Stock”), of Pernix Therapeutics Holdings, Inc. (hereinafter called the “Corporation”), represented by stock certificate No(s). [______] (the “Perpetual Convertible Preferred Stock Certificates”), into common stock, par value $0.01 per share, of the Corporation (the “Common Stock”), according to the conditions of the Articles Supplementary establishing the Perpetual Convertible Preferred Stock (the “Articles Supplementary”), as of the date written below. If Common Stock is to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Articles Supplementary.

Date of Conversion:

Number of Shares of Perpetual Convertible Preferred Stock to be Converted:

Signature:

Name:

Address:*

Fax No.:

If the undersigned’s election is contingent on the closing or effectiveness of a Reorganization Event, tender offer, share repurchase or similar transaction, so indicate below:

*        Address where Common Stock and any other payments or certificates shall be sent by the Corporation.

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ELECTION NOTICE

(To be Executed by the Holder
in order to make the election described in Section 15(e)(ii) of the Articles Supplementary referred to below)

With respect to [_______] shares of 0% Series C Perpetual Convertible Preferred Stock (the “Perpetual Convertible Preferred Stock”), of Pernix Therapeutics Holdings, Inc. (hereinafter called the “Corporation”), represented by stock certificate No(s). [______] (the “Perpetual Convertible Preferred Stock Certificates”), the undersigned makes the election described in Section 15(e)(ii) of the Articles Supplementary establishing the Perpetual Convertible Preferred Stock (the “Articles Supplementary”), as of the date written below.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Articles Supplementary.

Date of Election:

Number of Shares of Perpetual Convertible Preferred Stock subject to be election:

Signature:

Name:

Address:*

Fax No.:

*        Address where Reference Property shall be sent by the Corporation.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Perpetual Convertible Preferred Stock evidenced hereby to:

 (Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the shares of Perpetual Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

 3